UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2021

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California	001-10709	95-4300881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	PSB	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 5.200% Cumulative Preferred Stock, Series W, $0.01 par value per share	PSBPrW	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 5.250% Cumulative Preferred Stock, Series X, $0.01 par value per share	PSBPrX	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 5.200% Cumulative Preferred Stock, Series Y, $0.01 par value per share	PSBPrY	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a Share of 4.875% Cumulative Preferred Stock, Series Z, $0.01 par value per share	PSBPrZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 20, 2021, following the Annual Meeting of Shareholders, the Board of Directors (the “Board”) of PS Business Parks, Inc. (the “Company”) increased the size of the Board to eleven directors and elected Dan “Mac” Chandler, III and Irene H. Oh to serve as directors of the Company effective April 20, 2021. The Board appointed Mr. Chandler to serve on the Capital Committee and Ms. Oh to serve on the Nominating and Corporate Governance Committee and the Audit Committee.

Mr. Chandler has served as the Company’s President and Chief Executive Officer since April 5, 2021. He joined the Company from Regency Centers Corporation (NASDAQ:REG). As previously disclosed, in connection with his appointment as President and Chief Executive Officer, the Company had agreed to appoint Mr. Chandler to the Board.

Ms. Oh has served as Executive Vice President and Chief Financial Officer of East West Bancorp, Inc. and East West Bank (NASDAQ: EWBC) (“East West”), a bank holding company that operates over 120 locations in the U.S. and Greater China, since January 2010. She held various leadership roles at East West Bancorp since joining in 2004. Prior to joining East West, Ms. Oh held positions at Deloitte and Goldman Sachs. Ms. Oh serves on the board and the audit committee of the United Way Greater Los Angeles.

Ms. Oh holds a Bachelor of Arts in Art from California State University, Los Angeles and a Master of Accounting from University of Southern California and is a certified public accountant.

Ms. Oh will receive compensation consistent with that received by the Company’s other non-employee directors, as disclosed in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 19, 2021.

The Company previously entered into an indemnification agreement with Mr. Chandler in connection with his appointment as President and Chief Executive Officer and will enter into an indemnification agreement with Ms. Oh (the “Indemnification Agreement”) similar to the indemnification agreement entered into with all other members of the Board. The Indemnification Agreement provides for the indemnification by the Company for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against Mr. Chandler and Ms. Oh in connection with their status or service as a member of the Board and for the Company to advance expenses incurred as a result of any proceeding for which they may be entitled to indemnification. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement filed as Exhibit 10.4 to the Company’s Form 10-K, which was filed with the Securities and Exchange Commission on February 23, 2021.

There are no arrangements or understandings between the new directors and any person pursuant to which Ms. Oh was elected as a director. There are no transactions in which Mr. Chandler or Ms. Oh had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On April 22, 2021, the Company issued a press release announcing the election of Mr. Chandler and Ms. Oh to the Board. A copy of this press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

99.1	Press release dated April 22, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC. Date: April 22, 2021

By:	/s/ Jeffrey D. Hedges
Jeffrey D. Hedges
Chief Financial Officer